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                       AMENDMENT TO EMPLOYMENT AGREEMENT

The following is an Amendment to the Employment Agreement by between Acquireu.com, Inc., (the Company) and Douglas E. Greer (the Executive) dated May 27, 1999. This Amendment is entered into and effective on December 15, 1999, ("Effective Date")

The following Amends Section 3 "Compensation" of the Employment Agreement entered into on May 27, 1999 by and between the Company and the Executive to read the following,
As compensation for his services hereunder, (a) the Company shall pay the Executive during the Employment period a salary at a rate of Twelve Thousand Five Hundred dollars ($12,500) (hereafter the "base Salary") per annum. Executive's Salary shall accrue and be payable upon the completion of the Company's Initial Public Offering and shall be paid in full at such time, notwithstanding whether the one year initial term has been reached.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



By:  /s/  Douglas E. Greer
   ----------------------------------
Board of Directors, Acquireu.com, Inc.
Douglas E. Greer, Director (s)




By:  /s/  Douglas E. Greer
   -----------------------------------
Douglas Greer
Executive